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As filed with the Securities and Exchange Commission on May 11, 2012

Registration No. 333-180492

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROSPECT GLOBAL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	1520 (Primary Standard Industrial Classification Code Number)	26-3024783 (I.R.S. Employer Identification No.)

Wayne Rich
Chief Financial Officer
Prospect Global Resources Inc.
1621 18th Street, Suite 260
Denver, CO 80202
(303) 990-8444
Email: wrich@prospectgri.com
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices and agent for service)

Copies to:
Jeffrey M. Knetsch
Brownstein Hyatt Farber Schreck, LLP
410 Seventeenth Street, Suite 2200
Denver, Colorado 80202
(303) 223-1100
Fax: (303) 223-1111
Email: jknetsch@bhfs.com

Approximate date of commencement of proposed sale to public:
as soon as practicable after the registration statement becomes effective.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(1)(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)

Common Stock, par value $0.001 per share

Preferred Stock, par value $0.001 per share

Warrants

Purchase Contracts

Rights

Depositary Shares

Debt Securities(4)

Units(5)

Total	$400,000,000		$400,000,000	$45,840(6)

(1)
An unspecified aggregate initial offering price and number of securities of each identified class is being registered as may from time to time be offered at unspecified prices. Also includes an indeterminate number of shares of common stock or preferred stock as may be issued by the registrant upon exercise, conversion or exchange of any securities that provide for such issuance, or that may from time to time become issuable by reason of any stock split, stock dividend or similar transaction, for which no separate consideration will be received by registrant. In no event will the aggregate offering price of all types of securities issued by the registrant pursuant to this registration statement exceed $400 million. Any securities registered hereunder may be sold separately or together with other securities issued by us and registered hereunder or on another registration statement
(2)
Pursuant to General Instruction II.D of Form S-3, information as to each class of securities to be registered is not specified.
(3)
The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act.
(4)
In the case of debt securities issued at an original issue discount, such greater principal amount as shall result in an aggregate offering price of the amount set forth above or, in the case of debt securities denominated in a currency other than U.S. dollars or in a composite currency, such U.S. dollar amount as shall result from converting the aggregate public offering price of such debt securities in U.S. dollars at the spot exchange rate in effect on the date such debt securities are initially offered to the public.
(5)
Each unit will be issued under a unit agreement and will represent an interest in two or more other securities issued by us and registered hereunder or on another registration statement, which may or may not be separable from each other.
(6)
Previously filed.

           Prospect Global Resources Inc. hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to completion, dated May 11, 2011

PROSPECT GLOBAL RESOURCES INC.

$400,000,000

Common Stock
Preferred Stock
Warrants
Purchase Contracts
Rights
Depositary Shares
Debt Securities
Units

        We may offer and sell from time to time in one or more offerings, common stock, preferred stock, warrants, purchase contracts, rights, depositary shares, debt securities and units (collectively, the "securities") of Prospect Global Resources Inc. The aggregate amount of the securities offered under this prospectus will not exceed $400 million.

        Our common stock is quoted on the OTC Bulletin Board under the symbol "PGRX". On May 10, 2012, the last reported sale price of our common stock was $7.50 per share.

        Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Information Incorporated by Reference" before you make your investment decision.

        Securities may be sold to underwriters or dealers, through agents, or directly to investors, or a combination of these methods. We will set forth the names of any underwriters or agents in the applicable prospectus supplement.

        Investing in our securities involves a high degree of risk. Please carefully consider the "Risk Factors" beginning on page 8 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                    , 2012.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC or the Commission, using a "shelf" registration process. Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time that we sell securities or holders propose to resell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information incorporated by reference in this prospectus before making an investment in our securities. See "Where You Can Find More Information" for more information. We may use this prospectus to sell securities only if it is accompanied by a prospectus supplement. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of such document.

WHERE YOU CAN FIND MORE INFORMATION

        We file and furnish annual, quarterly and current reports and other information, including proxy statements, with the SEC. You may read and copy any document we file or furnish with the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are available to the public on the SEC's website at www.sec.gov. Our SEC filings are also available through the "Investors" section of our website at www.prospectgri.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Securities Exchange Act of 1934, as amended):

  (a)
  Annual Report on Form 10-K for the year ended March 31, 2012, as filed with the Commission on May 10, 2012;

  (b)
  The Company's Current Reports on Form 8-K, as filed with the Commission on March 15, 2012, March 21, 2012 and April 12, 2012; and

  (c)
  The description of the Company's common stock contained in our registration statement on Form 8-A filed June 14, 2011 with the SEC under Section 12(b) of the Exchange Act (File No. 000-54438), including any subsequent amendment or report filed for the purpose of updating such description.

        We also incorporate by reference all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part (including prior to the effectiveness of the registration statement) and prior to the termination of the offering. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or corresponding information furnished under Item 9.01 or related exhibits of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

        We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests should be directed to:

  Prospect Global Resources Inc.
  1621 18th Street, Suite 260
  Denver CO 80202
  Attention: VP Corporate Development
  Telephone: (303) 990-8402

        Except as provided above, no other information, including information on our internet site, is incorporated by reference in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, and any relevant prospectus supplement and free writing prospectus, including information incorporated herein or therein by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, including statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as "believe," "plan," "intend," "anticipate," "target," "estimate," "expect," and the like, and/or future-tense or conditional constructions ("will," "may," "could," "should," etc.). The forward-looking statements may appear in a number of places and include statements with respect to, among other things: business objectives and strategies, including our focus on the Holbrook Basin in Arizona, as well as statements regarding intended value creation; our opinion about future demand for and supply of potash; our plan to capitalize on potash demand; our plan to acquire properties, companies or interests in companies with a potash reserve base; our plan to prove up reserves by acquiring seismic data and drilling and coring test holes; our plan to begin the environmental and permitting process, preliminary mine design and bankable feasibility study, which we estimate to complete this year; our plan of exploration; the viability of a potash mine in the Holbrook Basin; the economic benefits of a potash mine; future sales of state leases and permits; our intention to raise additional funds by way of public or private offerings of debt, equity, convertible notes or other financial instruments; our anticipation of raising and contributing to our 50% owned subsidiary, American West Potash LLC, or AWP, and raising additional money to fund our general corporate expenses; our ability to further implement our business plan and generate revenue; our anticipation of investing considerable amounts of capital to establish production from our mining project; our anticipation of our ability to generate reserves that are capable of providing an acceptable return for investors that is commensurate with the inherent risks of a mining project; anticipated operating costs; impact of the adoption of new accounting standards and our financial and accounting systems and analysis programs; anticipated compliance with and impact of laws and regulations; anticipated results and impact of litigation and other legal proceedings; and effectiveness of our internal control over financial reporting.

        Although these forward-looking statements reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date made. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date made, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. Factors that may cause our actual performance to differ materially from that contemplated by such forward-looking statements include, among others:

  •
  Our history of operating losses;

  •
  Our limited operating history;

  •
  Our inability to obtain sufficient additional capital;

  •
  Our dependence on the success of the exploration and development activities of AWP;

  •
  The denial or delay by a government agency in issuing permits and approvals necessary for our operations or the imposition of restrictive conditions with respect to such permits and approvals;

  •
  The failure of our mining prospects to yield natural resources in commercially viable quantities;

  •
  Production disruptions;

  •
  The departure of key personnel;

  •
  Competition from other potash companies;

  •
  Risks associated with acquiring producing properties, such as difficulties in integrating acquired properties into our business, additional liabilities and expenses associated with acquired properties, diversion of management attention, increasing the scope, geographic diversity and complexity of our operations and incurrence of additional debt;

  •
  Our inability to insure against operating risks;

  •
  The market price of potash and products based on potash;

  •
  Conditions in the agricultural industry;

  •
  Government regulation;

  •
  Global supply of and demand for potash and potash products;

  •
  The cyclicality of the crop nutrient markets;

  •
  Global economic conditions;

  •
  The lack of an active public market for shares of our common stock;

  •
  The potential volatility of the market price and trading volume of our shares of common stock;

  •
  The dilutive effect of future issuances of shares of common stock;

  •
  The effects on the market price of our common stock of future issuances of shares of our common stock;

  •
  Costs associated with being a public company;

  •
  Our common stock potentially being a "penny stock;"

  •
  Our failure to list our common stock on any national securities system or exchange; and

  •
  The failure of securities analysts to initiate coverage of our shares or their issuance of negative reports.

        In this prospectus, and in any relevant prospectus supplement and free writing prospectus, including information incorporated herein or therein by reference, unless the context otherwise requires:

  (a)
  all references to "Prospect" or "Prospect Global" refer to Prospect Global Resources Inc. f/k/a Triangle Castings, Inc., a Nevada corporation.

  (b)
  all references to "old Prospect Global" refer to Prospect Global Resources Inc., a Delaware corporation.

  (c)
  all references to "we," "us," "our" and "the Company" refer collectively to Prospect and its subsidiaries old Prospect Global and American West Potash LLC.

  (d)
  all references to "Triangle" refer to Prospect Global prior to the merger, at which time its name was Triangle Castings, Inc.

PROSPECTUS SUMMARY

        This summary provides a brief overview of the key aspects of Prospect Global and the material terms of the offered securities that are known as of the date of this prospectus. For a more complete understanding of the terms of the offered securities, prior to making an investment decision, you should carefully read:

  •
  This prospectus, which explains the general terms of the securities we may offer;

  •
  The applicable prospectus supplement, which explains specific terms of the securities being offered and updates and changes information in this prospectus; and

  •
  The documents referred to in "Where You Can Find More Information" for information about Prospect Global, including our financial statements.

Prospect Global Resources Inc.

        Prospect is a development stage company engaged in the development of a potash mine in the Holbrook Basin of eastern Arizona. Our address and telephone number are 1621 18th Street, Suite 260, Denver CO 80202, 303-990-8444.

        In the 1960's and 1970's, Arkla Exploration Company, Duval Corporation and others drilled approximately 135 core holes to delineate the potash resource in the basin. However, to date the Holbrook Basin has not commercially produced potash.

        American West Potash, or AWP, in which we own a 50% interest and which we operate, holds potash exploration permits on 42 Arizona state sections and leases for the mineral rights on 109 private sections which, in total, cover approximately 94,000 acres. The state permits are for five year terms, of which 15 expire in 2014 and 27 expire in 2015. Of the 109 private sections, eight of the leases expire in 2020 while the rest run in perpetuity subject to certain terms and conditions. As long as AWP performs exploration or development activity, it may extend all leases, subject to various default clauses. As the operator of AWP, we manage all phases of the project which include but are not limited to exploration activities, geological analysis, permitting, engineering, construction, mining and production.

        During 2011, AWP acquired approximately 70 miles of 2D seismic data and completed the drilling and coring of 12 holes. The results from the seismic data and the drilling helped delineate the potash resource potential on AWP's acreage and supported the completion of a 43-101 mineral resource estimate report (Resource Calculation) and Preliminary Economic Assessment (PEA). This was combined with the historic information of approximately 58 wells in our project area. Due to the relatively shallow depth of the deposit, AWP plans to mine the potash employing conventional underground mining techniques.

        In 2011, we contracted North Rim Exploration Ltd, a leading third party geologic engineering firm, to supervise field activity, analyze the results and prepare the Resource Calculation. North Rim completed the requisite activities and issued the Resource Calculation on October 17, 2011.

        Highlights from the Resource Calculation:

  •
  The identified potash deposit was divided into two seams by North Rim; KR-1 and KR-2.

  •
  KR-2 contained indicated resources of approximately 15.95 Million Metric Tonnes (MMT), at a weighted average K2O (potash) grade of 10.09%. Additionally, KR-2 contained inferred resources of approximately 49.29MMT K2O at a weighted average K2O grade of 11.39%.

  •
  KR-1 contained inferred resources of approximately 17.15MMT K2O, at a weighted average K2O grade of 13.44%.

  •
  The potash beds occur at relatively shallow depths, generally less than 551m (1600ft).

  •
  The potash deposit is in close vicinity to existing infrastructure including rail, major highways, gas and power.

        The complete Resource Calculation is filed as Exhibit 99.1 to our Current Report on Form 8-K filed on October 19, 2011. As defined by SEC Industry Guide 7 as required by the Securities Exchange Act of 1934, AWP's resource currently does not meet the definition of proven or probable reserves.

        Based on the conclusions reached and recommendations within the Resource Calculation, we contracted with Tetra Tech, a leading third party engineering firm, to complete the PEA to determine the economic viability of mining the resource.

        Highlights from the PEA:

  •
  The PEA considered only KR-2, as identified above within the Resource Calculation.

  •
  Initial production of the project is targeted to be approximately 2MMT (approximately 2.2 million short tons) of finished products per year, mined by conventional underground mining methods.

  •
  The estimated life of the mine, considering both indicated and inferred, is approximately 40 years.

  •
  Preliminary evaluations of the general site characteristics from a biological and water resource perspective have not identified environmentally sensitive areas, or conditions which would appear to be significant obstacles to permitting.

  •
  Mine site operating costs are estimated at US$98/tonne.

  •
  Total estimated initial capital cost for constructing the mine and mill, including indirect and contingency costs, are estimated at US $1,334 million over the initial 3 year pre-production period.

  •
  Project economic analyses were performed on a before tax basis, with a base case assuming 85% mill recovery rate, a potash selling price of US$496/tonne ($450/ton) and a 10% discount rate. This base case resulted in a net present value (NPV) of US $3,818 million.

        The complete PEA is filed as Exhibit 99.1 to our Current Report on Form 8-K filed on December 22, 2011.

        Given that AWP recently commenced its development program and the Company has no other production properties, we do not currently generate revenue and have incurred losses since inception.

        We were incorporated in the state of Nevada on July 7, 2008. Our wholly- owned subsidiary, old Prospect Global, was incorporated in the state of Delaware on August 5, 2010.

The Securities We May Offer

        We may use this prospectus to offer:

  •
  Common stock

  •
  Preferred stock

  •
  Warrants

  •
  Purchase contracts

  •
  Rights

  •
  Depositary shares

  •
  Debt securities

  •
  Units consisting of two or more of the other securities offered hereby or under another registration statement in any combination.

        A prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these offered securities.

RISK FACTORS

        Investing in our shares involves significant risks, including the potential loss of all or part of your investment. These risks could materially affect our business, financial condition and results of operations and cause a decline in the market price of our shares. You should carefully consider all of the risks described in this statement, in addition to the other information contained in this statement, before you make an investment in our shares. Unless otherwise indicated, references to us, Prospect or Prospect Global include our operating subsidiaries old Prospect Global and AWP.

Risks Related to Our Business

We are a development stage company with no current revenue source and a history of operating losses and there is an expectation that we will generate operating losses for the foreseeable future; we may not achieve profitability for some time, if at all.

        We have incurred losses each year since our inception. We expect to continue incurring operating losses until several months after production occurs. The process of exploring, developing and bringing into production a producing mine is time-consuming and requires significant up-front and ongoing capital. We expect that our activities, together with our general and administrative expenses, will continue to result in operating losses for the foreseeable future. As of March 31, 2012, our losses accumulated in the development stage were $79,710,846. For the year ended March 31, 2012 our net loss attributable to Prospect Global was $62,876,767.

Our limited history makes an evaluation of us and our future difficult and profits are not assured. Many development stage mining companies never make it to the production stage.

        Prospect was formed through a reverse merger with Triangle on February 11, 2011. Prior to the reverse merger, Triangle had no previous experience or investment holdings in the natural resource sector. In view of our limited history in the natural resources business, you may have difficulty in evaluating us and our business and prospects. You should also consider our business and prospects in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. Many development stage mining companies never make it to the production stage. For our business plan to succeed, we must successfully undertake most of the following activities:

  •
  Acquire mineral properties and/or interest in companies that have mineral properties but require additional technical expertise and/or capital investment;

  •
  Obtain operatorship of assets in order to control our pace of spending and establish the project's full lifecycle plan;

  •
  Capitalize on global demand strength of certain global commodities;

  •
  Seek assets that have high basic product-to-upgrade ratio (ore to product) or high economic ratio (raw material cost to gross margin);

  •
  Invest in assets that have inherent geographic advantages such as minimal distance to processing, close proximity to sales markets and access to transportation infrastructure;

  •
  Build early partnership arrangements with key customers;

  •
  Invest in assets and projects that generate positive cash flow;

  •
  Maintain access to funds to pursue our capital-intensive business plan;

  •
  Implement and successfully execute our business strategy;

  •
  Respond to competitive developments and market changes; and

  •
  Attract, retain and motivate qualified personnel.

        There can be no assurance that we will be successful in undertaking such activities. Our failure to undertake successfully some or most of the activities described above could materially and adversely affect our business, prospects, financial condition and results of operations. In addition, there can be no assurance that our exploration and production activities will produce natural resources in commercially viable quantities. There can be no assurance that sales of our natural resources production will ever generate sufficient revenues or that we will be able to sustain profitability in any future period.

We have significant capital needs over the next few years, and if we are unable to secure this capital when needed or on terms that are acceptable to us our ability to achieve our business strategy will be impacted.

        Our current estimate for constructing the potash mine and mill facility in the Holbrook Basis of eastern Arizona is approximately $1.33 billion, and there can be no assurance that we will be able to raise these funds or that if we are able to raise the funds that it will be on terms acceptable to us or when needed. If we cannot raise the capital required to implement our business strategy, we may be required to curtail operations or pursue a different strategy, both of which could adversely affect our financial condition and results of operations. Further, any future debt financing, if incurred, would most likely require repayment regardless of whether or not we generate profits or cash flows from our business activities and any equity financings would likely result in dilution to existing stockholders and may involve the use of securities that have rights, preferences, or privileges senior to our common stock.

Our operations are dependent on receiving the required permits and approvals from governmental authorities. Denial or delay by a government agency in issuing any of our permits and approvals or imposition of restrictive conditions on us with respect to these permits and approvals may impair our business and operations.

        We must obtain numerous environmental, mining and other permits and approvals authorizing our future operations. A decision by a government agency to deny a permit or approval could have a material adverse effect on our ability to continue operations at the affected facility.

        The development of our existing property into a mine is also predicated upon securing all necessary permits and approvals. A denial of or delay in obtaining any of these permits or approvals or the issuance of any of these permits with cost-prohibitive conditions could interfere with our planned development of this property and have a material adverse effect on our business, financial condition or results of operations.

Target properties that we decide to explore or mine may not yield natural resources in commercially viable quantities or revenues that are sufficient to cover our cost of operations.

        A target property is a property in which we hold an interest and has what we believe, based on available geological data, to be indications of reserves of certain natural resources. However, there is no way to predict in advance of actual mining whether any target property will yield natural resources in sufficient grades or quantities to recover our mining and development cost. Even the use of geological data and other technologies and the study of producing mines in the same area will not enable us to know conclusively prior to mining whether natural resources will be present or, if present, whether in the quantities and grades expected. We cannot assure you that all of the testing and analysis we perform will completely mitigate this risk.

The mining industry is very competitive and our ability to attract and retain qualified contractors and staff is critical to our success. The departure of key personnel or loss of key contractors could adversely affect our ability to run the business and achieve our business objectives.

        The construction and operation of a mine and mill of the size we have planned for the Holbrook Basin is expected to require up to 800 workers during the construction phase and up to 400 workers once the mine is in production. We will also require many of the same skill sets sought by other natural resource companies and we will be competing with these other natural resource companies in finding qualified contractors, consultants and staffing. Since many of these skills sets are highly specialized, the market for and availability of individuals possessing these skills will also be impacted by the overall health of the natural resource sector.

        Our future success is also dependent on our ability to retain Mr. Patrick Avery, our President and Chief Executive Officer. Mr. Avery has over 25 years of experience in the mining and fertilizer sectors and his knowledge and credibility are both critical to our future success and development.

We face competition from larger companies having access to substantially more resources than we possess.

        Our competitors include other mining companies and fertilizer producers in the United States and globally, including state-owned and government-subsidized entities. Many of these competitors are large, well-established companies and have substantially larger operating staffs and greater capital resources than we do. We may not be able to successfully conduct our operations, evaluate and select suitable properties and consummate transactions in this highly competitive environment. Specifically, these larger competitors may be able to pay more for exploratory prospects and productive mineral properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, such companies may be able to expend greater resources on the existing and changing technologies that we believe are and will be increasingly important to attaining success in the industry.

There are risks in acquiring properties, including difficulties in integrating acquired properties into our business, additional liabilities and expenses associated with acquired properties, diversion of management attention, increasing the scope, geographic diversity and complexity of our operations and incurrence of additional debt.

        Our business strategy includes growing our reserve base through acquisitions. Our failure to integrate acquired businesses successfully into our existing business, or the expense incurred in consummating future acquisitions, could result in unanticipated expenses and losses. In addition, we may assume cleanup or reclamation obligations or other unanticipated liabilities in connection with these acquisitions. The scope and cost of these obligations may ultimately be materially greater than estimated at the time of the acquisition.

        The process of integrating acquired operations into our existing operations may result in unforeseen operating difficulties and may require significant management attention and financial resources that would otherwise be available for the ongoing development or expansion of existing operations. Our ability to make future acquisitions may be constrained by our ability to obtain additional financing. Future acquisitions could result in our incurring additional debt, contingent liabilities and expenses, all of which could have a material adverse effect on our financial condition and operating results.

Our business involves many operating risks, which may result in substantial losses, and insurance may be unavailable or inadequate to protect us against these risks.

        Our operations are subject to hazards and risks associated with the exploration and mining of natural resources and related fertilizer materials and products, such as:

  •
  Fires;

  •
  Explosions;

  •
  Inclement weather and natural disasters;

  •
  Mechanical failures;

  •
  Rock failures and mine roof collapses;

  •
  Unscheduled downtime;

  •
  Environmental hazards such as chemical spills, discharges or release of toxic or hazardous substances, storage tank leaks; and

  •
  Availability of needed equipment at acceptable prices.

        Any of these risks can cause substantial losses resulting from:

  •
  Injury or loss of life;

  •
  Damage to and destruction of property, natural resources and equipment;

  •
  Pollution and other environmental damage;

  •
  Regulatory investigations and penalties;

  •
  Revocation or denial of our permits;

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  Suspension of our operations; and

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  Repair and remediation costs.

        Our liability for environmental hazards may extend to those created either by the previous owners of properties that we purchase or lease or by acquired companies prior to the date we acquire them. We do not currently maintain insurance against all of the risks described above. In the future we may not be able to obtain insurance at premium levels that justify its purchase. We may also experience losses in amounts in excess of the insurance coverages carried. Either of these occurrences could harm our financial condition and results of operations.

Risks Related to the Mining Industry

Potash is a commodity whose selling price is highly dependent on and fluctuates with the business and economic conditions and governmental policies affecting the agricultural industry. These factors are outside of our control and may significantly affect our profitability.

        Our future revenues, operating results, profitability and rate of growth will depend primarily upon business and economic conditions and governmental policies affecting the agricultural industry, which we cannot control. The agricultural products business can be affected by a number of factors. The most important of these factors, for U.S. markets, are:

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  Weather patterns and field conditions (particularly during periods of traditionally high crop nutrients consumption);

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  Quantities of crop nutrients imported to and exported from North America;

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  Current and projected grain inventories and prices, both of which are heavily influenced by U.S. exports and world-wide grain markets; and

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  U.S. governmental policies, including farm and biofuel policies and subsidies, which may directly or indirectly influence the number of acres planted, the level of grain inventories, the mix of crops planted or crop prices.

        International market conditions, which are also outside of our control, may also significantly influence our future operating results. The international market for crop nutrients is influenced by such factors as the relative value of the U.S. dollar and its impact upon the cost of importing crop nutrients, foreign agricultural policies, the existence of, or changes in, import barriers, or foreign currency fluctuations in certain foreign markets, changes in the hard currency demands of certain countries and other regulatory policies of foreign governments, as well as the laws and policies of the United States affecting foreign trade and investment.

Government regulation may adversely affect our business and results of operations.

        Projects related to mining and natural resources are subject to various and numerous federal, state and local government regulations, which may be changed from time to time. There are federal, state and local laws and regulations primarily relating to protection of human health and the environment applicable to the mining, development, production, handling, storage, transportation and disposal of natural resources, including potash, or its by-products and other substances and materials produced or used in connection with mining operations. Activities subject to regulation include the use, handling, processing, storage, transportation and disposal of hazardous materials, and we could incur substantial additional costs to comply with environmental, health and safety law requirements related to these activities. We also could incur substantial costs for liabilities arising from past unknown releases of, or exposure to, hazardous substances.

        Under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or CERCLA, we could be held jointly and severally responsible for the removal or remediation of any hazardous substance contamination at future facilities, at neighboring properties to which such contamination may have migrated and at third-party waste disposal sites to which we have sent waste. We could also be held liable for natural resource damages. Liabilities under these and other environmental health and safety laws involve inherent uncertainties. Violations of environmental, health and safety laws are subject to civil, and, in some cases, criminal sanctions. As a result of liabilities under and violations of environmental, health and safety laws and related uncertainties, we may incur unexpected interruptions to operations, fines, penalties or other reductions in income, third-party claims for property damage or personal injury or remedial or other costs that would negatively impact our financial condition and operating results. Finally, we may discover currently unknown environmental problems or conditions. The discovery of currently unknown environmental problems may subject us to material capital expenditures or liabilities in the future.

        Continued government and public emphasis on environmental issues can be expected to result in increased future investments for environmental controls at ongoing operations, which may lead to increased expenses. Permit renewals and compliance with present and future environmental laws and regulations applicable to our operations may require substantial capital expenditures and may have a material adverse effect on our business, financial condition and operating results.

The mining industry is capital intensive and the ability of a mining company to raise the necessary capital can be impacted by factors beyond its control.

        The upfront cost incurred for the acquisition, exploration and development of a mining project can be substantial, and the ability of a mining company to raise that capital can be influenced by a number of factors beyond the company's control including but not limited to general economic conditions, political turmoil, market demand, commodity prices and expectations for commodity prices, debt and equity market conditions and government policies and regulations.

        Once in production, mining companies require annual maintenance capital in order to sustain their operations. This sustaining capital can also be substantial and may have to be secured from external sources to the extent cash flows from operations are insufficient.

        Future cash flow from operations is subject to a number of variables, including:

  •
  The quality of the reserve base and the grade of those reserves;

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  The quantity of materials mined:

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  The cost to mine the materials; and

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  The prices at which the mined materials can be sold.

        Any one of these variables can materially affect a mining company's ability to fund its sustaining capital needs.

        If our future revenues are adversely affected as a result of lower potash prices, operating difficulties, declines in reserves or for any other reason, we may have limited ability to obtain the capital necessary to undertake or complete future mining projects. We may, from time to time, seek additional financing, either in the form of bank borrowings, sales of debt or equity securities or other forms of financing or consider selling non-core assets to raise operating capital. However, we may not be able to obtain additional financing or make sales of non-core assets upon terms acceptable to us.

New sources of supply can create structural market imbalances, which could negatively affect our operating results and financial performance.

        Potash prices have increased since 2009 and this coupled with projected increases in demand for potash have led to a renewed interest in bringing new sources of potash supply into the market. If production increases to the point where the market is over supplied, the price at which we are able to sell and the volumes we are able to sell could be impacted to the extent where this would materially and adversely affect our projected business, operating results and financial condition.

Variations in crop nutrient application rates may exacerbate the cyclicality of the crop nutrient markets.

        Farmers are able to maximize their economic return by applying optimum amounts of crop nutrients. Farmers' decisions about the application rate for each crop nutrient, or to forego application of a crop nutrient, particularly phosphate and potash, vary from year to year depending on a number of factors, including among others, crop prices, crop nutrient and other crop input costs or the level of the crop nutrient remaining in the soil following the previous harvest. Farmers are more likely to increase application rates when crop prices are relatively high, crop nutrient and other crop input costs are relatively low and the level of the crop nutrient remaining in the soil is relatively low. Conversely, farmers are likely to reduce or forego application when farm economics are weak or declining or the level of the crop nutrients remaining in the soil is relatively high. This variability in application rates can materially accentuate the cyclicality in prices for our future products and our sales volumes.

Uncertainties created by global economic events can adversely affect our business.

        A global economic crisis could adversely affect our business and impact our financial results. A continuation or worsening of current economic conditions, a prolonged global, national or regional economic recession or other events that could produce major changes in demand patterns, could have a material adverse effect on our sales, margins and profitability.

Risks Relating to our Shares

There is no active public market for our shares and we cannot assure you that an active trading market will be established or maintained.

        Our common stock is eligible for trading on the OTC Bulletin Board trading system. The OTC Bulletin Board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make markets in particular stocks. There is a greater chance of share price volatility for securities that trade on the OTC Bulletin Board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors including:

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  The lack of readily available price quotations;

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  The absence of consistent administrative supervision of "bid" and "ask" quotations;

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  Lower trading volume; and

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  Market conditions.

The market price and trading volume of our shares may be volatile, and you may not be able to resell your shares at or above what you paid for them.

        The price of our shares may fluctuate widely, depending upon many factors, including:

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  The perceived prospects for natural resources in general;

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  Differences between our actual financial and operating results and those expected by investors;

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  Changes in the share price of public companies with which we compete;

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  News about our industry and our competitors;

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  Changes in general economic or market conditions including broad market fluctuations;

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  Adverse regulatory actions; and

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  Other events or factors, many of which are beyond our control.

        Our shares may trade at prices significantly below current levels, in which case holders of the shares may experience difficulty in reselling, or an inability to sell, the shares. In addition, when the market price of a company's common equity drops significantly, stockholders often institute securities class action lawsuits against the company. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources away from the day-to-day operations of our business.

We have a number of common stock warrants outstanding that if converted would dilute existing shareholders and could depress the market price of our common stock. We may also issue additional warrants and shares of our common stock in the future.

        We have issued warrants to purchase an aggregate of 12,097,363 shares of our common stock. We may also issue additional warrants and shares of our common stock in the future and this could lower the market price of our common stock.

We incur increased costs as a result of being an operating public company.

        As a public company, we incur increased legal, accounting and other costs that we would not incur as a private company. The corporate governance practices of public companies are heavily regulated.

For example, public companies are subject to the Sarbanes-Oxley Act of 2002, related rules and regulations of the Securities and Exchange Commission, as well as the rules and regulations of any exchange or quotation service on which a company's shares may be listed or quoted.

Our common stock could be considered a "penny stock" making it difficult to sell.

        The SEC has adopted regulations which generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. Our stock trades infrequently and in the past several months trades have been reported both above and below $5.00 per share on the OTC Bulletin Board. The SEC's penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that before a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's agreement to the transaction. These rules may restrict the ability of brokers-dealers to sell our common stock and may affect the ability of investors to sell their shares, until our common stock no longer is considered a penny stock.

We cannot assure that we will list our common stock on any national securities system or exchange.

        Although we intend to apply to list our common stock on an exchange other than the OTC Bulletin Board, we do not currently meet the initial listing standards for many exchanges and we cannot assure that we will be able to qualify for and maintain a listing of our common stock on any stock exchange in the future.

Securities analysts may not initiate coverage of our shares or may issue negative reports, which may adversely affect the trading price of the shares.

        Our stock is not currently covered by any securities analyst and we cannot assure you that securities analysts will cover our company going forward. If securities analysts do not cover our company, this lack of coverage may adversely affect the trading price of the shares. The trading market for the shares will rely in part on the research and reports that securities analysts publish about us and our business. If one or more of the analysts who cover our company downgrades the shares, the trading price of the shares may decline. If one or more of these analysts ceases to cover our company, we could lose visibility in the market, which, in turn, could also cause the trading price of the shares to decline. Further, because of our small market capitalization, it may be difficult for us to attract securities analysts to cover our company, which could significantly and adversely affect the trading price of our shares.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered under this prospectus to advance the development of a potash mine in the Holbrook Basin in eastern Arizona and for general corporate purposes and working capital.

DILUTION

        We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

  •
  The net tangible book value per share of our equity securities before and after the offering;

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  The amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

  •
  The amount of the immediate dilution from the public offering price which will be absorbed by such purchases.

PLAN OF DISTRIBUTION

        We may sell the securities being offered by this prospectus separately or together through any of the following methods:

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  Directly to investors or purchasers;

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  To investors through agents;

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  Directly to agents;

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  To or through brokers or dealers;

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  To the public through underwriting syndicates led by one or more managing underwriters;

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  To one or more underwriters acting alone for resale to investors or to the public;

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  Through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

  •
  Through a combination of any of these methods of sale.

        Securities may also be issued upon exercise of warrants or as a dividend or distribution. We reserve the right to sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

        We may distribute the securities from time to time in one or more transactions:

  •
  At a fixed price or prices, which may be changed from time to time;

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  At market prices prevailing at the times of sale;

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  At prices related to such prevailing market prices; or

  •
  At negotiated prices.

Direct Sales and Sales through Agents

        We may directly solicit offers to purchase the securities offered by this prospectus. Agents designated by us from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us to an agent in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of his or her appointment. Any agent may be deemed to be an "underwriter" of the securities as that term is defined in the Securities Act of 1933.

Sales Through Underwriters or Dealers

        If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. The maximum underwriting compensation for any offering under the registration statement to which this prospectus relates may not exceed 8% of the offering proceeds. Underwriters and others participating in any offering of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. We will describe any of these activities in the applicable prospectus supplement.

        If a dealer is used in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The applicable prospectus supplement will set forth the name of the dealer and the terms of the transactions.

        We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities. The applicable prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process.

        Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments they may be required to make in respect of these liabilities. The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution.

Delayed Delivery Contracts

        We may authorize underwriters, dealers and agents to solicit offers by certain institutional investors to purchase offered securities under contracts providing for payment and delivery on a future date specified in the applicable prospectus supplement. The applicable prospectus supplement will also describe the public offering price for the securities and the commission payable for solicitation of these delayed delivery contracts. Delayed delivery contracts will contain definite fixed price and quantity terms. The obligations of a purchaser under these delayed delivery contracts will be subject to only two conditions:

  •
  That the institution's purchase of the securities at the time of delivery of the securities is not prohibited under the law of any jurisdiction to which the institution is subject; and

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  That we shall have sold to the underwriters the total principal amount of the offered securities, less the principal amount covered by the delayed delivery contracts.

"At the Market" Offerings

        We may from time to time engage a firm to act as our agent for one or more offerings of our securities. We sometimes refer to this agent as our "offering agent." If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions or using any other method permitted by law, including sales deemed to be an "at the market" offering as defined in Rule 415 promulgated under the Securities Act of 1933, including sales made directly on any national exchange upon which our securities are listed, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an "underwriter" within the meaning of the Securities Act of 1933 with respect to any sales effected through an "at the market" offering.

Market Making, Stabilization and Other Transactions

        To the extent permitted by and in accordance with Regulation M under the Securities Exchange Act of 1934, in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. If commenced, the underwriters may discontinue any of these activities at any time.

        To the extent permitted by and in accordance with Regulation M under the Securities Exchange Act of 1934, any underwriters who are qualified market makers on any national exchange upon which our securities are listed may engage in passive market making transactions in the securities on such exchange during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

DESCRIPTION OF COMMON STOCK

        The following briefly describes the general terms and provisions of our common stock.

Authorized and Outstanding Common Stock

        As of May 1, 2012, we had 100,000,000 shares of common stock, par value $0.001 per share, authorized, of which 39,489,173 shares were outstanding.

Quotation

        Our common stock is quoted on the OTC Bulletin Board under the symbol "PGRX".

Dividend Rights

        Holders of our common stock will be entitled to receive dividends when, as and if declared by our board, out of funds legally available for their payment, subject to the rights of holders of any preferred stock that we may issue.

Voting Rights

        Holders of our common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of all of the shares of the stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.

Election of Directors

        Our directors are elected by a plurality of the votes cast by the holders of our common stock in a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting. Our stockholders may vote to remove any director for cause by the affirmative vote of a majority of the voting power of outstanding common stock.

Liquidation

        In the event of any liquidation, dissolution or winding up of Prospect Global, holders of our common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

Transfer Agent and Registrar

        Corporate Stock Transfer, Inc. is our transfer agent and registrar.

Other Provisions

        All our outstanding common stock is, and the common stock offered by this prospectus or obtainable upon exercise or conversion of other securities offered hereby or under another registration statement, if issued in the manner described in this prospectus and the applicable prospectus supplement, will be, fully paid and non-assessable.

        You should read the prospectus supplement relating to any offering of common stock, or of securities convertible, exchangeable or exercisable for common stock, for the terms of the offering, including the number of shares of common stock offered, any initial offering price and market prices relating to the common stock.

        This section is a summary and may not describe every aspect of our common stock that may be important to you. We urge you to read applicable Nevada law, our certificate of incorporation and our bylaws, because they, and not this description, define your rights as a holder of our common stock. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

DESCRIPTION OF PREFERRED STOCK

        We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this prospectus, there are no shares of preferred stock outstanding. Shares of preferred stock are issuable in such series as determined by the board of directors, who have the authority to determine the relative rights and preferences of each such series without further action by stockholders.

        The issuance of preferred stock could adversely affect the voting power of holders of our common stock, and the likelihood that preferred holders will receive dividend and liquidation preferences may have the effect of delaying, deferring or preventing a change in control of Prospect Global, which could depress the market price of our common stock.

        Unless otherwise indicated in the prospectus supplement, all shares of preferred stock to be issued from time to time under this prospectus will be fully paid and nonassessable.

        The prospectus supplement relating to the preferred stock offered will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

  •
  The number of shares of preferred stock offered and the offering price of the preferred stock;

  •
  The title and stated value of the preferred stock;

  •
  The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of such rates, periods or dates applicable to the preferred stock;

  •
  The date from which dividends on the preferred stock will accumulate, if applicable;

  •
  The liquidation rights of the preferred stock;

  •
  The procedures for auction and remarketing, if any, of the preferred stock;

  •
  The sinking fund provisions, if applicable, for the preferred stock;

  •
  The redemption provisions, if applicable, for the preferred stock;

  •
  Whether the preferred stock will be convertible into or exchangeable for other securities offered hereby or under another registration statement and, if so, the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same);

  •
  Whether the preferred stock will have voting rights and the terms of any voting rights, if any;

  •
  Whether the preferred stock will be listed on any securities exchange;

  •
  Whether the preferred stock will be issued with any other securities offered hereby or under another registration statement and, if so, the amount and terms of these securities; and

  •
  Any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of common stock, preferred stock, debt securities or other securities offered hereby or under another registration statement. Warrants may be issued independently or together with common stock, preferred stock, debt securities or other securities offered by any prospectus supplement or under another registration statement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

        You should refer to the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of warrants for the complete terms of the warrant agreement.

        Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, or the right to vote such underlying securities.

 DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities offered hereby or under another registration statement, for the purchase or sale of our common stock, preferred stock or debt securities. The price per share of common stock or preferred stock or the price of debt securities, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

        The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

  •
  Whether the purchase contracts obligate the holder to purchase or sell, or both, our common stock, preferred stock or debt securities, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

  •
  Whether the purchase contracts are to be prepaid or not;

  •
  Whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

  •
  Any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

  •
  United States federal income tax considerations relevant to the purchase contracts; and

  •
  Whether the purchase contracts will be issued in fully registered global form.

        The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF RIGHTS

        We may issue rights to purchase common stock, preferred stock, debt securities or depositary shares. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

        The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

  •
  The date of determining the stockholders entitled to the rights distribution;

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  The number of rights issued or to be issued to each stockholder;

  •
  The exercise price payable for each share of common stock, preferred stock, debt securities or other securities offered hereby or under another registration statement upon the exercise of the rights;

  •
  The number and terms of the shares of common stock, preferred stock, debt securities or other securities offered hereby or under another registration statement which may be purchased per each right;

  •
  The extent to which the rights are transferable;

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  The date on which the holder's ability to exercise the rights shall commence, and the date on which the rights shall expire;

  •
  The extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

  •
  If applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

  •
  Any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

        The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF DEPOSITARY SHARES

        The following summarizes some of the general provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed in a prospectus supplement. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us and any deposit agreement relating to a particular series of preferred stock which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A form of deposit agreement, including the form of depositary receipt, will be filed as an exhibit to the registration statement of which this prospectus forms a part.

General

        We may, at our option, elect to offer fractional shares or multiple shares of preferred stock, rather than whole individual shares of preferred stock. If we decide to do so, we will issue the preferred stock in the form of depositary shares. Each depository share will represent a fraction or multiple of a share of a particular series of preferred stock and will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock in accordance with the terms of the prospectus supplement or other offering materials.

        The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share.

Dividends and Other Distributions

        The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of the depositary shares owned by the holders. The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to these distributions. If the preferred stock depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Conversion or Exchange of Preferred Stock

        If a series of preferred stock represented by depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption of Preferred Stock

        If we redeem a series of preferred stock represented by depositary shares, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the applicable series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

        Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary decides.

Withdrawal of Preferred Stock

        Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by those depositary shares after surrendering the related depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the prospectus supplement or other offering materials for that series of preferred stock. However, holders of whole shares of preferred stock will not be entitled to deposit that preferred stock under the deposit agreement or to receive depositary shares for that preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time new depositary receipts evidencing the excess number of depositary shares.

Voting Deposited Preferred Stock

        When the preferred stock depositary receives notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder's depositary shares. To the extent possible, the preferred stock depositary will vote the amount of the series of preferred stock represented by depositary shares in accordance with the instructions it receives.

        We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing that series of preferred stock.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters the existing rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Holders who retain their depositary shares after the amendment becomes effective will be deemed to agree to the amendment and will be bound by the amended deposit agreement. The deposit agreement automatically terminates if:

  •
  All outstanding depositary shares have been redeemed;

  •
  Each share of preferred stock has been converted into or exchanged for common stock; or

  •
  A final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Prospect Global.

        We may terminate the deposit agreement at any time and the preferred stock depositary will give notice of that termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In that event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the related depositary receipts, the number of whole or fractional shares of the related series of preferred stock as are represented by those depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

        No fees, charges and expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar will be payable by any person other than us, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of depositary shares or other person, that holder or other person will be liable for those fees, charges and expenses.

Resignation and Removal of Depositary

        The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary. Any resignation or removal will take effect upon the appointment of a successor preferred stock depositary and its acceptance of the appointment. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

        The preferred stock depositary will forward all reports and communications from Prospect Global which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

        Neither the preferred stock depositary nor Prospect Global will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of Prospect Global and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties under the agreement and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Prospect Global and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES

        We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, the "senior indenture," between us and the trustee named in the applicable prospectus supplement, as trustee. Subordinated debt securities will be issued under a separate indenture, the "subordinated indenture," between us and the trustee named in the applicable prospectus supplement, as trustee. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the "indentures." The indentures will be subject to and governed by the Trust Indenture Act of 1939. A copy of the form of each of these indentures is filed as an exhibit to the registration statement of which this prospectus is a part. This prospectus describes the general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        The following briefly describes the general terms and provisions of the debt securities and the indentures governing them which may be offered. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in a prospectus supplement relating to those securities. The following descriptions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures.

General

        The indentures permit us to issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. The indentures also do not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities which we or our subsidiaries may issue, including indebtedness which may rank senior to the debt securities. Nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities. Debt securities we issue may be secured or unsecured.

        Unless we give you different information in the prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under "—Subordination" and in the applicable prospectus supplement. Payments on secured debt securities will be secured by the collateral described in the applicable prospectus supplement.

        We may issue debt securities if the conditions contained in the applicable indenture are satisfied. These conditions include the adoption of resolutions by our board of directors that establish the terms of the debt securities being issued. Any resolution approving the issuance of any issue of debt securities will include the terms of that issue of debt securities, which may include:

  •
  The title and series designation;

  •
  The aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities which may be issued under the applicable indenture;

  •
  The principal amount payable, whether at maturity or upon earlier acceleration;

  •
  Whether the principal amount payable will be determined with reference to an index, formula or other method which may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices;

  •
  Whether the debt securities will be issued as original issue discount securities (as defined below);

  •
  The date or dates on which the principal of the debt securities is payable;

  •
  Any fixed or variable interest rate or rates per annum or the method or formula for determining an interest rate;

  •
  The date from which any interest will accrue;

  •
  Any interest payment dates;

  •
  Whether the debt securities are senior or subordinated, and if subordinated, the terms of the subordination;

  •
  Whether the debt securities are secured or unsecured, and if secured, the collateral securing the debt securities;

  •
  The price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;

  •
  The stated maturity date;

  •
  Whether the debt securities are to be issued in global form;

  •
  Any sinking fund requirements;

  •
  Any provisions for redemption, the redemption price and any remarketing arrangements;

  •
  The denominations of the securities or series of securities;

  •
  Whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

  •
  Any restrictions on the offer, sale and delivery of the debt securities;

  •
  The place or places where payments or deliveries on the debt securities will be made and may be presented for registration of transfer or exchange;

  •
  Whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

  •
  The terms, if any, upon which the debt securities are convertible into other securities offered hereby or under another registration statement and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

  •
  Any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture;

  •
  A description of any documents or certificates that must be received prior to the issuance of any definitive securities;

  •
  Whether and under what circumstances additional amounts will be paid to non-U.S. citizens in connection with any tax, assessment or governmental charge and whether securities may be redeemed in lieu of paying such additional fees;

  •
  The identity of each security registrar or paying agent (if other than trustee);

  •
  Any provisions granting special rights to securities holders upon the occurrence of specified events;

  •
  Any deletions from, modifications of, or additions to any default events or covenants set forth in the form of indenture;

  •
  The portion of the principal amount payable upon the declaration of acceleration of the maturity of any securities; and

  •
  The date any bearer securities of or within the series and any temporary global security representing outstanding securities shall be dated, if other than date of original issuance.

        The debt securities may be issued as "original issue discount securities" which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

        Please see the prospectus supplement or pricing supplement you have received or will receive for the terms of the specific debt securities we are offering.

        You should be aware that special U.S. Federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations.

Registration and Transfer

        Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the applicable indenture trustee according to the terms of the applicable indenture and the debt securities.

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, and in denominations of $1,000 and any integral multiple thereof and the bearer securities of such series other than bearer securities issued in global form shall be issuable in denominations of $5,000.

        No service charge will be required for any transfer or exchange of the debt securities but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

        We will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

Global Securities

        Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.

Events of Default

        Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to the senior debt securities and under the subordinated indenture with respect to the subordinated debt securities:

  •
  Default in the payment of any principal or premium or make-whole amount, if any, on the debt securities when due;

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  Default in the payment of any interest on the debt securities, or of any coupon pertaining thereto, when due, which continues for 30 days;

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  Default in the performance or breach of any other obligation contained in the applicable indenture for the benefit of that series of debt securities (other than defaults or breaches otherwise specifically addressed), which continues for 90 days after written notice of the default or breach;

  •
  Specified events in bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries; and

  •
  Any other event of default provided with respect to the debt securities of any series.

        If an event of default (other than an event of default arising from specified events in bankruptcy of us or any of our significant subsidiaries) occurs and is continuing for any series of debt securities, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the outstanding debt securities of that series may declare all amounts, or any lesser amount provided for in the debt securities of that series, to be immediately due and payable.

        At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

        The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive any default with respect to that series, except a default:

  •
  In the payment of any amounts due and payable or deliverable under the debt securities of that series; or

  •
  In an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected

        The holders of a majority in principal amount or, under certain circumstances, issue price of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture and the trustee may take other actions, other than those that might lead to personal liability, not inconsistent with the direction. Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the indenture trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which it might incur in complying with any direction.

        A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:

  •
  That holder previously gives to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;

  •
  The holders of not less than 25% in principal amount of the outstanding securities of that series have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;

  •
  The indenture trustee will not have received from the holders of a majority in principal amount or, under certain circumstances, issue price of the outstanding debt securities of that series a direction inconsistent with the request; and

  •
  The indenture trustee fails to institute the proceeding within 60 days.

        However, the holder of any debt security or coupon has the right to receive payment of the principal of (and premium or make-whole amount, if any) and interest on, and any additional amounts in respect of, such debt security or payment of such coupon on the respective due dates (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment.

        We are required to furnish to the indenture trustees annually a statement as to the performance of our obligations under the indentures and as to any default in that performance.

Modification and Waiver

        Unless otherwise indicated in the applicable indenture supplement, we and the applicable indenture trustee may amend and modify each indenture or debt securities under that indenture with the consent of holders of at least a majority in principal amount or, under certain circumstances, issue price of each series of all outstanding debt securities then outstanding under the indenture affected. However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:

  •
  Change the stated maturity date of the principal of (or premium or make-whole amount, if any, on), or any installment of principal or interest on, any debt security issued under that indenture;

  •
  Reduce the principal amount of or any make-whole amount, the rate of interest on or any additional amounts payable in respect thereof, or any premium payable upon the redemption of any debt security issued under that indenture;

  •
  Reduce the amount of principal of an original issue discount security or make-whole amount, if any, issued under that indenture payable upon acceleration of its maturity; or provable in bankruptcy or adversely affect any right of repayment of a debt security;

  •
  Change the place or currency of payment of principal or any premium or any make-whole amount or interest on, any debt security issued under that indenture;

  •
  Impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security issued under that indenture;

  •
  Reduce the percentage in principal amount of debt securities of any series issued under that indenture, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

  •
  Make any change that adversely affects the right to convert or exchange any security or decrease the conversion/exchange rate or increase the conversion/exchange price.

        The holders of at least a majority in principal amount of the outstanding debt securities of any series issued under that indenture may, with respect to that series, waive past defaults under the indenture, except as described under "—Events of Default."

        Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:

  •
  To evidence the succession of another person to our company;

  •
  To add to our covenants for the benefit of the holders of all or any series of debt securities;

  •
  To add events of default for the benefit of the holders of all or any series of debt securities;

  •
  To add or change any provisions of the indentures to facilitate the issuance of bearer securities;

  •
  To change or eliminate any of the provisions of the applicable indenture in respect of any series of debt securities, so long as any such change or elimination will become effective only in respect of any series of securities when there is no outstanding security of that series which is entitled to the benefit of that provision;

  •
  To establish the form or terms of debt securities of any series;

  •
  To evidence and provide for the acceptance of appointment by a successor indenture trustee;

  •
  To cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect by the actions taken to cure, correct or supplement a provision in an indenture;

  •
  To secure securities;

  •
  To provide for conversion rights of the holders of the debt securities of any series to enable those holders to convert those securities into other securities offered hereby or under another registration statement;

  •
  To close the indenture with respect to the authentication and delivery of additional series of securities or to qualify or maintain qualifications of the applicable indenture under the Trust Indenture Act; or

  •
  To supplement any of the provisions of an indenture as is necessary to permit or facilitate the defeasance or discharge of any series of securities under specified provisions of the indenture, provided that any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities under the indenture in any material respect.

Consolidation, Merger and Sale of Assets

        Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that the resulting corporation, if other than our company, is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of our obligations to pay or deliver the principal and any premium or make-whole amount, if any, and any interest on, the debt securities; and perform and observe all of our other obligations under the indentures and supplemental indentures. We are not, or any successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the indentures.

        The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision that would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Regarding the Indenture Trustee

        The occurrence of any default under either the senior indenture or the subordinated indenture could create a conflicting interest for the indenture trustee under the Trust Indenture Act if the same entity serves as trustee under both indentures. If that default has not been cured or waived within 90 days after the indenture trustee has or acquired a conflicting interest, the indenture trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as indenture trustee with respect to the debt securities issued under the senior indenture or the subordinated indenture. If the indenture trustee resigns, we are required to promptly appoint a successor trustee with respect to the affected securities.

        The Trust Indenture Act also imposes certain limitations on the right of the indenture trustee, as a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect to any cash claim or otherwise. The indenture trustee will be permitted to engage in other transactions with us, provided that, if it acquires a conflicting interest within the meaning of Section 310 of the Trust Indenture Act, it generally must either eliminate that conflict or resign.

International Offering

        If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Those debt securities will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

        We will describe in the applicable prospectus supplement whether our debt securities issued outside the United States: (1) may be subject to certain selling restrictions; (2) may be listed on one or more foreign stock exchanges; and (3) may have special United States tax and other considerations applicable to an offering outside the United States.

Defeasance

        We may terminate or "defease" our obligations under the senior indenture with respect to the senior debt securities of any series by taking the following steps:

  (1)
  Depositing irrevocably with the senior indenture trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the senior debt securities:

  •
  In the case of senior debt securities denominated in U.S. dollars, U.S. dollars or U.S. government obligations;

  •
  In the case of senior debt securities denominated in a foreign currency, of money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or

  •
  A combination of money and U.S. government obligations or foreign government obligations, as applicable;

  (2)
  Delivering:

  •
  An opinion of independent counsel that the holders of the senior debt securities of that series will have no federal income tax consequences as a result of that deposit and termination;

  •
  An opinion of independent counsel that registration is not required under Investment Company Act of 1940;

  •
  An opinion of counsel as to certain other matters;

  •
  Officers' certificates certifying as to compliance with the senior indenture and other matters; and

  (3)
  Paying all amounts due under the senior indenture.

        Further, the defeasance cannot cause an event of default under the senior indenture or any other agreement or instrument and no default under the senior indenture or any such other agreement or instrument can exist at the time the defeasance occurs.

Subordination

        The subordinated debt securities will be subordinated in right of payment to all "senior debt," as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings, the holders of all senior debt will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

        If the maturity of any subordinated debt securities is accelerated, we will have to repay all senior debt before we can make any payment on the subordinated debt securities.

        In addition, we may make no payment on the subordinated debt securities in the event:

  •
  There is an event of default with respect to any senior indebtedness which permits the holders of that senior indebtedness to accelerate the maturity of the senior indebtedness; and

  •
  The default is the subject of judicial proceedings or we receive notice of the default from an authorized person under the subordinated indenture.

        By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency our creditors who are not holders of senior indebtedness or the subordinated debt securities may recover less, proportionately, than holders of senior indebtedness and may recover more, proportionately, than holders of the subordinated debt securities. Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, "senior debt" is defined in the subordinated indenture as:

  the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of us for money borrowed, whether any such indebtedness exists as of the date of the indenture or is created, incurred, assumed or guaranteed after such date:

  (1)
  Any debt (a) for money borrowed by us, or (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker's acceptances or bank letters of credit issued to secure obligations of us, or to secure the payment of revenue bonds issued for the benefit of us whether contingent or otherwise;

  (2)
  Any debt of others described in the preceding clause (1) which we have guaranteed or for which we are otherwise liable;

  (3)
  The obligation of us as lessee under any lease of property which is reflected on our balance sheet as a capitalized lease; and

  (4)
  Any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (1), (2) and (3).

        "Senior debt" does not include:

          (i) any such indebtedness, obligation or liability referred to in clauses (1) through (4) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities, or ranks pari passu with the subordinated debt securities, (ii) any such indebtedness, obligation or liability which is subordinated to indebtedness of us to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, (iii) any indebtedness to one of our subsidiaries and (iv) the subordinated debt securities.

        The subordinated indenture does not limit or prohibit the incurrence of additional senior indebtedness, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.

        The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

        The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock or preferred stock, debt securities, warrants or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

  •
  The designation and terms of the units and the securities included in the units;

  •
  Any provision for the issuance, payment, settlement, transfer or exchange of the units;

  •
  The date, if any, on and after which the units may be transferable separately;

  •
  Whether we will apply to have the units traded on a securities exchange or securities quotation system;

  •
  Any material United States federal income tax consequences; and

  •
  How, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

LEGAL MATTERS

        The validity of the securities being offered hereby was passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Denver, Colorado. Brownstein Hyatt Farber Schreck and one of its partners collectively own 900,000 shares of our common stock.

EXPERTS

        The financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended March 31, 2012 have been so incorporated in reliance on the report of Ehrhardt Keefe Steiner & Hottman PC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        North Rim Exploration Ltd issued a Resource Calculation analyzing the results of our field operations that is filed as an exhibit to the registration statement of which this prospectus forms a part. Tetra Tech completed a Preliminary Economic Assessment to determine the economic viability of mining our potash resource that is filed as an exhibit to the registration statement of which this prospectus forms a part.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other expenses of issuance and distribution.

        The following expenses incurred in connection with the sale of the securities being registered will be borne by the Registrant. Other than the SEC registration fee, the amounts stated are estimates.

SEC Registration Fee	$45,840
Legal Fees and Expenses	$30,000
Accounting Fees and Expenses	$20,000
Miscellaneous	$4,160
Total:	$100,000

Item 15.    Indemnification of directors and officers.

        The Registrant's Articles of Incorporation and Bylaws generally provide that it shall indemnify to the fullest extent under Nevada law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, but not limited to any action or suit by or in the right of the Registrant to procure a judgment in its favor (collectively referred to herein as a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Registrant, or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, association or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. With respect to any proceeding by or in the right of the Registrant to procure a judgment in its favor, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        The Registrant's Bylaws provide that expenses incurred by its directors and officers in defending a proceeding shall be paid by the Registrant in advance of such proceeding's final disposition unless otherwise determined by the Registrant's board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

        The Registrant may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Registrant or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Registrant would have the power to indemnify such person against such liability as described above.

        Subsection 1 of Section 78.7502 of Chapter 78 of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action brought by or on behalf of the corporation) if that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, if that person acted in good faith and in a manner which that person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, alone, does not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe his action was unlawful.

        Subsection 2 of Section 78.7502 of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or on behalf of the corporation to procure a judgment in its favor because the person acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit, if the person acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

        Subsection 3 of Section 78.7502 of the Nevada Revised Statutes further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections 1 and 2 thereof, or in the defense of any claim, issue or matter therein, that person shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by that person in connection therewith.

        Section 78.751 of the Nevada Revised Statutes provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.

        Section 78.751 of the Nevada Revised Statutes further provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

        Finally, Section 78.752 of the Nevada Revised Statutes provides that a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

Item 16.    Exhibits.

        See the Exhibit Index set forth on page II-6 of this registration statement.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  1.
  To include any prospectus required by section 10(a)(3) of the Securities Act.

  2.
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  3.
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that the foregoing clauses 1 through 3 do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        The undersigned registrant hereby also undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser: (1) each prospectus filed by the undersigned pursuant to Rule 424(b)(3) in reliance on Rule 430B shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (2) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

        The undersigned registrant hereby undertakes that, for purposes of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  •
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  •
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  •
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  •
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        The undersigned registrant hereby further undertakes that:

  1.
  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  2.
  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of that Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned on May 11, 2012.

PROSPECT GLOBAL RESOURCES INC., a Nevada corporation
By:	/s/ WAYNE RICH
	Name:	Wayne Rich
	Title:	Chief Financial Officer

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed below by the following persons in the capacities indicated on May 11, 2012:

Name and Signature		Title

/s/ PATRICK AVERY* Patrick Avery		Chief Executive Officer, Principal Executive Officer and Director
/s/ WAYNE RICH Wayne Rich		Principal Financial and Accounting Officer
/s/ BARRY MUNITZ* Barry Munitz		Director
/s/ CHAD BROWNSTEIN* Chad Brownstein		Director
/s/ DEVON ARCHER* Devon Archer		Director
/s/ MARC HOLTZMAN* Marc Holtzman		Director
/s/ J. ARI SWILLER* J. Ari Swiller		Director
Zhi Zhong Qiu		Director
Conway Schatz		Director
*By	/s/ WAYNE RICH Wayne Rich, Attorney-in-fact

EXHIBITS INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.(1)
4.1	Form of Senior Notes Indenture.(2) (filed with the initial registration statement on March 30, 2012)
4.2	Form of Senior Note.(1)
4.3	Form of Subordinated Notes Indenture.(2) (filed with the initial registration statement on March 30, 2012)
4.4	Form of Subordinated Note.(1)
4.5	Form of Security Agreement.(1)
4.6	Form of Mortgage.(1)
4.7	Form of Deposit Agreement, including Form of Depositary Share.(1)
4.8	Form of Warrant Agreement, including Form of Warrant Certificate.(1)
4.9	Rights Agreement, including Form of Rights Certificate.(1)
4.10	Form of Unit Agreement.(1)
4.11	Form of Certificate of Designations.(1)
4.12	Form of Purchase Contract Agreement.(1)
5.1	Legal Opinion of Brownstein Hyatt Farber Schreck, LLP.
12.	Computation of ratio of earnings to fixed charges.(3)
23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).
23.2	Consent of Ehrhardt Keefe Steiner & Hottman PC
23.3	Consent of North Rim Exploration Ltd. (filed with the initial registration statement on March 30, 2012)
23.4	Consent of Tetra Tech (filed with the initial registration statement on March 30, 2012).
24.1	Power of Attorney (included on the signature page of the initial registration statement filed on March 30, 2012).
25.1	Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 for Senior Notes Indenture.(4)
25.2	Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 for Subordinated Notes Indenture.(4)

(1)
To be filed by amendment or by a current report on form 8-K, or where applicable, incorporated by reference from a subsequent filing, if we enter into any such agreement or issue any such instrument in connection with the offer of any securities registered hereunder.

(2)
If applicable, any specific Indenture executed by the trustee thereunder and the registrant will be filed by amendment or as an exhibit to a current report on form 8-K and incorporated herein by reference.

(3)
To be filed by amendment or a current report on form 8-K, or where applicable, incorporated by reference from a subsequent filing, if we offer debt securities and/or preferred stock in the future.

(4)
To be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.